EXHIBIT 10(b)



                       ASSIGNMENT AND ASSUMPTION AGREEMENT



         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into on this 9th day of May, 1997, by and between ASTeX/CPI Acquisition Corp. ("AAC"), a Massachusetts corporation and Converter Power, Inc. ("CPI"), a Massachusetts corporation.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CPI hereby assigns and transfers to AAC all of its right, title and interest, powers, remedies, benefits, options and privileges in, to and under, at law and in equity, all contract, leases, instruments, licenses, and other agreements described in Section 1.1 of the Asset Purchase Agreement by and among Applied Science and Technology, Inc., AAC, ILC Technology, Inc. and CPI (the "Contracts"). Nothing in this Agreement shall be construed to be a modification of, or limitation on, any provision of the Asset Purchase Agreement, including the representations and warranties set forth therein.

         Subject to the terms and conditions of the Asset Purchase Agreement and the Escrow Agreement (as defined in the Asset Purchase Agreement), AAC hereby assumes and agrees to pay, perform and discharge when due, the duties, liabilities and obligations of CPI in accordance with the terms of Section 2.4 of the Asset Purchase Agreement. AAC agrees to defend, indemnify and hold harmless CPI (including any director, officer, employee representative or agent) and their successors, assigns or legal representatives, from and against any and all damages, losses, costs, expenses or liabilities suffered or incurred by CPI resulting from AAC's failure to pay, perform or discharge when due, in whole or in part, the duties, liabilities and obligations arising subsequent to the date hereof under the Contracts.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement on the date set forth above.

CONVERTER POWER, INC.                     ASTEX/CPI ACQUISITION CORP.



By:                                       By:
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      Duly Authorized                           Duly Authorized